UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 2, 2012

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.

Atlanta, GA 30309

(Address and zip code of principal executive offices)

(866) 952-1647

(Registrant’s telephone number, including area code

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☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The Rights Offering

On March 16, 2012, TeamStaff, Inc. (the “Company”) announced that it had filed a registration statement on Form S-1 with the Securities and Exchange Commission for a rights offering in which existing stockholders of the Company will receive non-transferable rights to purchase $4.2 million of additional shares of its common stock (the “Rights Offering”). Under the terms of the Rights Offering, the Company will distribute, at no charge to the holders of its common stock as of the record date of April 10, 2012, non- transferable subscription rights for each share of common stock owned on the record date. Each subscription right will entitle the holder to purchase 0.532 shares of the Company’s common stock at a price of $1.30 per share, resulting in the issuance of up to 3,230,769 shares of common stock. The rights offering also includes an over-subscription privilege, which entitles a holder who exercises its basic subscription privilege in full the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right. However, holders will not be entitled to purchase a number of shares in the over-subscription privilege in excess of the number of shares owned by them as of the record date.  The Company’s Registration Statement on Form S-1 for the rights offering was declared effective on May 2, 2012 by the Securities and Exchange Commission. Mailing of the offering materials to eligible stockholders is expected to begin on or about May 7, 2012 and the subscription period will expire thirty days following the expected mailing date.

As described in greater detail below, on May 2, 2012, the Company entered into a standby purchase agreement with Wynnefield Capital, Inc. (“Wynnefield Capital”), the Company’s largest stockholder, whereby Wynnefield Capital (or affiliated assignees) has agreed to acquire from us in the rights offering, subject to the satisfactions of specified conditions, the shares of common stock that relate to any rights that remain unexercised at the expiration of the rights offering. Prior to the Rights Offering, Wynnefield Capital, through certain affiliated entities, owns approximately 21% of our outstanding common stock. Mr. Peter Black, a member of our board of directors, is an employee of Wynnefield Capital.

The Standby Purchase Agreement

Subject to the terms and conditions of the standby purchase agreement described below, Wynnefield Capital has agreed to purchase from the Company, unsubscribed shares of the Company’s common stock, after the Company’s stockholders have exercised their basic subscription rights and over-subscription privileges, such that gross proceeds of the Rights Offering will be no less than $4.2 million. The price per share paid by Wynnefield Capital for such common stock under the standby purchase agreement will be equal to the subscription price for the Rights Offering. The following description of the standby purchase agreement with Wynnefield Capital summarizes the material terms of the standby purchase agreement and does not purport to be complete and is qualified in its entirety by the full text of the standby purchase agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Conditions to Closing.    The standby purchase agreement provides that the obligations of Wynnefield Capital to complete the purchase of our common stock are subject to satisfaction or waiver of the following conditions specified in the standby purchase agreement:

•                            the respective representations and warranties of TeamStaff must be true and correct in all material respects as of the date of the standby purchase agreement and as of the closing date of the offering;

•                            subsequent to the execution and delivery of the standby purchase agreement and prior to the closing date, there must not have been any material adverse effect on Teamstaff (as defined in the standby purchase agreement);

•                            as of the closing date, there must not have been a market adverse effect (as defined in the standby purchase agreement);

•                            we must have obtained any required federal, state and regulatory approvals for the rights offering on conditions reasonably satisfactory to us;

•                            the prospectus shall contain appropriate disclosure and the rights subscription agreement must provide restrictions that no shareholder shall have the right to purchase in the over subscription privilege an amount in excess of 100% of the number of shares owned by such shareholder on the record date;

•                            Teamstaff shall have executed a registration rights agreement in form and substance satisfactory to Wynnefield Capital providing for the registration for resale under the Securities Act of the shares obtained by Wynnefield Capital in connection with the rights offering and under the agreement, as well as all other shares of Common Stock owned by Wynnefield Capital; and

•                            as of the closing date, the parties have satisfied the usual and customary closing conditions set forth in the standby purchase agreement, including delivery to the standby purchaser of an opinion of counsel to TeamStaff.

Under the standby agreement a “material adverse effect” means an event or occurrence which has a material adverse effect on the financial condition, or on the earnings, financial position, shareholders’ equity, operations, assets, results of operations, regulatory compliance or business of Teamstaff and its subsidiaries taken as a whole; provided that the meaning shall exclude any changes from general economic, industry, market or competitive conditions or changes in laws, rules or regulations generally affecting persons in our industry.

The obligations of TeamStaff to complete the common stock sale to the standby purchaser are subject to satisfaction or waiver of the following conditions specified in the standby purchase agreement:

•                            the representations and warranties of the standby purchaser must be true and correct in all material respects as of the date of the standby purchase agreement and as of the closing date of the stock offering; and

•                            the standby purchaser confirming its agreement that the shares being purchased by it deemed “restricted securities” under the Securities Act.

Further, the respective obligations of Teamstaff and Wynnefield Capital to complete the offering to standby purchaser are subject to satisfaction or waiver of the following conditions specified in the standby purchase agreement:

•                            no judgment, injunction, decree, regulatory proceeding or other legal restraint must prohibit, or have the effect of rendering unachievable, the consummation of the rights offering or the sale of stock to the standby purchaser;

•                            no stop order suspending the effectiveness of the registration statement may have been issued and no proceeding for that purpose may have been initiated or threatened by the Commission; and

•                            the shares of common stock to be issued by Teamstaff must have been authorized for listing on the Nasdaq Capital Market.

Termination

The standby purchase agreement may be terminated at any time prior to the closing date by the standby purchaser by written notice to Teamstaff if there is a material adverse effect or a market adverse effect that is not cured within a cure period of 21 days, provided that the right to terminate the agreement after the occurrence of each material adverse effect or a market adverse effect, which has not been cured within the cure period, will expire seven days after the expiration of the cure period.

The standby purchase agreement may be terminated by Teamstaff or by the standby purchaser by written notice to the other party:

•                            at any time prior to the closing date, if there is a material breach of the agreement by the other party that is not cured within 15 days after the non-breaching party has delivered written notice to the breaching party of the breach;

•                            at any time after July 30, 2012, unless the closing has occurred prior to such date; and

•                            consummation of the offering to the standby purchaser is prohibited by law, rule or regulation.

The standby purchase agreement may be terminated by Teamstaff in the event it determines that it is not in the best interests of Teamstaff and its shareholders to go forward with the rights offering.

We have also agreed to enter into a registration rights agreement with Wynnefield Capital whereby we will, at our cost and expense, register for resale under the Securities Act of 1933, all shares of common stock beneficially owned by Wynnefield Capital, including shares purchased by Wynnefield Capital in the rights offering. We have agreed to file a registration statement with the SEC within 90 days of closing of the rights offering. The Company and Wynnefield Capital intend to execute the registration rights agreement upon the expiration of the rights offering. A copy of the form of registration rights agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on May 2, 2012.  The offering will be made only by means of a prospectus which is a part of such registration statement. Copies of the prospectus for the rights offering may be obtained by contacting the Company’s information agent, Continental Stock Transfer & Trust Company, at (212) 845-3294.

Item 9.01                                             Financial Statements and Exhibits.

	Exhibit
	Number	Exhibit Title or Description
(d)	10.1	Standby Purchase Agreement

	10.2	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

	By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	Chief Executive Officer
Date: May 3, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Standby Purchase Agreement

10.2	Form of Registration Rights Agreement